UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2004

CARDINAL MINERALS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-27853	86-091355
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

Suite "B" 2950 Flamingo Road
Las Vegas, NV		89121
(Address of Principal Executive Office)		(Zip Code)

(800) 537-4099

(Registrant's Executive Office Telephone Number)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On July 26, 2004, the Registrant announced in a press release, attached hereto as exhibit 99, that the Registrant is unable to finance the work programs as required within the terms of the option agreement to purchase the Bates Hunter Gold Mine in Central City, Co. Consequently the Registrant has returned the option to Mr. Ken Swaisland, a major shareholder of Cardinal and optionor of the property. In return, Mr. Swaisland has forgiven the Registrant the $30,000 signing fee and related expenses in conjunction with the proposed acquisition.

For Information on the mine refer to exhibit 99, attached hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Ex-99    Press Release date July 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL MINERALS, INC

By: /s/ Roland Vetter

Roland Vetter, President

Date: July 27, 2004